NEWS RELEASE

FOR IMMEDIATE RELEASE

                      ENVIRONMENTAL SOLUTIONS WORLDWIDE INC

       COMPANY'S STOCK TO COMMENCE TRADING ON THE FRANKFURT STOCK EXCHANGE

Concord, ON.--(BUSINESS WIRE) - March 15th, 2007. Environmental Solutions Worldwide, Inc. (ESW) (OTCBB: ESWW) announced today that its common stock will commence trading Friday March 16th at market open on the Frankfurt Stock Exchange (FWB). The new FWB trading symbol will be available to the public at market open and can be acquired by search at the FWB website using the Company's International Security Identification Number (ISIN) US29408K1025.
http://deutsche-boerse.com.


The Frankfurt Stock Exchange is the third-largest organized exchange-trading market in the world (just behind the NYSE and Nasdaq exchanges), in terms of dealings in securities. It has over a 90 percent turnover in the German market and a growing share in the European market. Through this new listing, ESW anticipates a much wider, international market access for its shares. The listing on the Frankfurt Stock Exchange will also provide the Company with increased exposure to worldwide capital markets. http://en.wikipedia.org/wiki/frankfurt_stock_exchange


David J. Johnson, ESW's President and CEO commented, "The listing on the Frankfurt Stock Exchange is another milestone in our growth strategy. We chose to list the Company's common stock on the Frankfurt Stock Exchange as a result of a growing interest from European investors coinciding with our increasing product sales into this new market. This new listing will make ESW more visible and accessible to new and existing shareholders and may enable the Company to attract European institutional funds to trade the Company's common stock in Euros."

ABOUT THE FRANKFURT STOCK EXCHANGE (FWB)
FWB Frankfurter Wertpapierborse (Frankfurt Stock Exchange) is one of the world's largest trading centers for securities. Operated by the Deutsche Borse AG, FWB is the largest of the eight Germany stock exchanges. The Deutsche Borse's products and services portfolio cover the entire process chain including securities and derivatives trading, transaction settlement, the provision of market information, as well as the development and operation of electronic trading systems.
For more information, visit the Deutsche Borse at: http://deutsche-boerse.com.

ABOUT ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.
Headquartered in Concord, Ontario, Environmental Solutions Worldwide, Inc. is a publicly traded company engaged through its wholly owned subsidiaries ESW Canada, Inc. and ESW America, Inc. (the ESW Group of Companies) in the design, development, ISO 9001:2000 certified manufacturing and sales of environmental and support technologies. The ESW Group of Companies currently manufacture and market a diversified line of catalytic emission control products and support technologies for diesel, gasoline and alternative fueled engines. The ESW Group of Companies also operates a comprehensive EPA/CARB recognized emissions testing and verification laboratory. For updated information, please visit the Company's Web site at: WWW.CLEANERFUTURE.COM

SAFE HARBOR
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (The "Act"). In particular, when used in the preceding discussion, the words "pleased" "plan," "confident that," "believe," "expect," or "intend to," and similar conditional expressions are intended to identify forward looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, general acceptance of the Company's products and technologies, competitive factors, the ability to successfully complete additional financings and other risks described in the Company's SEC reports and filings.

                          FOR MORE INFORMATION CONTACT:
                      ENVIRONMENTAL SOLUTIONS WORLDWIDE INC
                      Investor Relations at 1-905-695-4142
                      Investor-relations@cleanerfuture.com